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                                    EXHIBIT I




     Item 3

         (b)       /X/       Bank as defined in Section 3(a)(b) of the Act

                             Chancellor LGT Trust Company

         (c)       /X/       Investment Adviser registered under Section 203 of
     the Investment Advisers Act of 1940.

                             Chancellor LGT Asset Management, Inc.